Exhibit 10.1

Promotion Summary dated February 1, 2018 between RealNetworks, Inc. and Max Pellegrini

In connection with the promotion of Massimiliano Pellegrini to the role of President of RealNetworks effective February 1, 2018, the employment offer letter of RealNetworks, Inc. to Mr. Pellegrini dated January 7, 2013 remains in full force and effect, except for the following changes that are effective upon his February 1, 2018 promotion:

•	Annual base salary: $450,000

•	Annual bonus opportunity: 100% of annual base salary